          As filed with the Securities and Exchange Commission on June 12, 2001.
                                               REGISTRATION NO. 333-
                                                                    -----------

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               THE SHAW GROUP INC.
               (Exact name of issuer as specified in its charter)


         LOUISIANA                                     72-1106167
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

            8545 UNITED PLAZA BOULEVARD, BATON ROUGE, LOUISIANA 70809
               (Address of Principal Executive Offices) (Zip Code)

                               THE SHAW GROUP INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 GARY P. GRAPHIA
                          SECRETARY AND GENERAL COUNSEL
                           8545 UNITED PLAZA BOULEVARD
                             BATON ROUGE, LA. 70809
                     (Name and address of agent for service)

                                 (225) 932-2500
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                            J. MICHAEL ROBINSON, JR.
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                  P.O. BOX 2997
                           BATON ROUGE, LA 70821-2997
                                 (225) 383-4703

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed maximum     Proposed maximum
    Title of Securities          Amount to be          offering price          aggregate            Amount of
     to be registered           Registered (1)         per share (2)      offering price (2)     registration fee
    -------------------         --------------        ----------------    ------------------     ----------------

     Common Stock, no               50,000                 $48.78             $2,439,000              $610
           par value


(1) There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant's 1996 Non-Employee Director Stock Option Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 4,500 shares that have been granted as of the date hereof computed on the basis of $41.50 per share, the average exercise price of such shares and (b) with respect to the remaining 45,500 shares computed on the basis of $49.50 per share, the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 11, 2001.
================================================================================

         This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement on Form S-8, SEC File No. 333-36315 was filed with the Securities and Exchange Commission on September 24, 1997 (the "1997 Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the 1997 Registration Statement are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock under Louisiana law will be passed upon for the Company by the law firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana.

ITEM 8.  EXHIBITS

         Exhibit No.       Description of Document

         4.1(1)       -    Restatement of the Articles of Incorporation dated
                           December 10, 1993
         4.2(2)       -    Articles of Amendment to the Restatement of the
                           Articles of Incorporation
                           dated January 22, 2001
         4.3(1)       -    Amended and Restated By-Laws dated December 9, 1993
         4.4(3)       -    Specimen Common Stock Certificate
         4.5(4)       -    1996 Non-Employee Director Stock Option Plan
         5.1(5)       -    Opinion of Kantrow, Spaht, Weaver & Blitzer
                           (A Professional Law Corporation)
         23.1(5)      -    Consent of Arthur Andersen LLP
         23.2(5)      -    Consent of Hannis T. Bourgeois & Co., LLP
         23.3(5)      -    Consent of PricewaterhouseCoopers LLP
         23.4(5)      -    Consent of Kantrow,  Spaht,  Weaver & Blitzer
                           (A Professional  Law Corporation) (included in
                           Exhibit 5.1)

         24.1(5)      -    Power of Attorney (contained in page II-4 of this
                           Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended by Amendment No. 1 on Form 10-K/A-1.

(2) Incorporated herein by reference to the designated Exhibit of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001.

(3) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).

(4) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-8 (Registration No. 333-36315) filed on September 24, 1997.

(5)      Filed herewith.

ITEM 9. UNDERTAKINGS

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act").

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by way of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person for the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on June 12, 2001.

                           THE SHAW GROUP INC.


                           By: /s/ GARY P. GRAPHIA
                              ------------------------------------------------
                              Gary P. Graphia
                              Secretary and General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes J.M. Bernhard, Jr. and Robert L. Belk and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as J.M. Bernhard, Jr. or Robert L. Belk deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints J.M. Bernhard, Jr. and Robert L. Belk, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such amendments to this registration statement.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                         Date
---------                                -----                                         ----


/s/ J.M. BERNHARD, JR.                   Chairman of the Board, President and Chief    June 12, 2001
------------------------------------     Executive Officer (Principal Executive
J.M. Bernhard, Jr.                       Officer)


/s/ ROBERT L. BELK                       Chief Financial Officer and Treasurer and     June 12, 2001
------------------------------------     Director (Principal Financial Officer and
Robert L. Belk                           Principal Accounting Officer)


/s/ ALBERT MCALISTER                     Director                                      June 12, 2001
------------------------------------
Albert McAlister


/s/ L. LANE GRIGSBY                      Director                                      June 12, 2001
------------------------------------
L. Lane Grigsby


/s/ DAVID W. HOYLE                       Director                                      June 12, 2001
------------------------------------
David W. Hoyle


/s/ JOHN W. SINDERS, JR.                 Director                                      June 12, 2001
------------------------------------
John W. Sinders, Jr.


/s/ WILLIAM H. GRIGG                     Director                                      June 12, 2001
------------------------------------
William H. Grigg

                                  EXHIBIT INDEX


         Exhibit No.                Description of Document
         -----------                -----------------------

         4.1(1)            -        Restatement of the Articles of Incorporation dated December 10, 1993
         4.2(2)            -        Articles of Amendment to the Restatement of the Articles of Incorporation dated
                                    January 22, 2001
         4.3(1)            -        Amended and Restated By-Laws dated December 9, 1993
         4.4(3)            -        Specimen Common Stock Certificate
         4.5(4)            -        1996 Non-Employee Director Stock Option Plan
         5.1(5)            -        Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation)
         23.1(5)           -        Consent of Arthur Andersen LLP
         23.2(5)           -        Consent of Hannis T. Bourgeois & Co., LLP
         23.3(5)           -        Consent of PricewaterhouseCoopers LLP
         23.4(5)           -        Consent of Kantrow, Spaht, Weaver & Blitzer
                                    (A Professional Law Corporation) (included in Exhibit 5.1)
         24.1(5)           -        Power of Attorney (contained in page II-4 of this Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended by Amendment No. 1 on Form 10-K/A-1.

(2) Incorporated herein by reference to the designated Exhibit of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001.

(3) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).

(4) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-8 (Registration No. 333-36315) filed on September 24, 1997.

(5)      Filed herewith.